Exhibit 99

FOR IMMEDIATE RELEASE

Investor Contact:
Chris Gay
308-255-2905
Cabela's Incorporated

Media Contact:
Joe Arterburn
308-255-1204
Cabela's Incorporated

CABELA'S INC. REPORTS RECORD FIRST QUARTER 2012 RESULTS
- First Quarter Earnings Per Diluted Share Increased 60% to $0.40
- First Quarter Comparable Store Sales Up 4.2%
- Merchandise Gross Margin Grew 150 Basis Points
- Retail Operating Margin Grew 120 Basis Points to 12.8%
- After-Tax Return on Invested Capital Increased 100 Basis Points

SIDNEY, Neb. (April 26, 2012) - Cabela's Incorporated (NYSE:CAB) today reported record financial results for first quarter fiscal 2012.

For the quarter, total revenue increased 6.3% to $623.5 million; Retail store revenue increased 14.4% to $345.3 million; Direct revenue decreased 8.3% to $190.2 million; and Financial Services revenue increased 15.3% to $83.5 million. For the quarter, comparable store sales increased 4.2%. Net income increased 62% to $28.8 million compared to $17.8 million in the year ago quarter, and earnings per diluted share were $0.40 compared to $0.25 in the year ago quarter.

"This strong performance gives us confidence our growth strategy is working and working well," said Tommy Millner, Cabela's Chief Executive Officer. "Virtually all the lines on the income statement are moving in the right direction: revenue is up, merchandise margin increased, expenses as a percentage of revenue are down, earnings are up and after-tax return on invested capital rose nicely."
"Merchandise margin increased 150 basis points in the quarter, primarily due to continued improvements in pre-season planning, in-season management and the performance of Cabela's branded product," Millner said. "Increases in merchandise margin were broad based as margin increased in 10 of 13 merchandise sub-categories and improved in both our Direct and Retail segments. These improvements combined with greater vendor collaboration allowed us to avoid significant end of season markdowns as we transitioned from fall to spring merchandise. We are confident that our initiatives to increase merchandise margin will continue to generate positive improvements through the remainder of 2012 and beyond."

"In addition to merchandise margin improvements, we realized acceleration in total revenue growth and comparable store sales," Millner said. "Comparable store sales increased 4.2%, which is especially pleasing given that we were up against an 8.9% comparable store sales increase in the first quarter last year. In our retail stores, demand for firearms, ammunition and fishing equipment was very strong."
"In our Direct segment, we are not satisfied that revenue declined 8.3% in the quarter, down more than planned," Millner said. "January was well below last year while February and March each improved sequentially. In January, many competitors reduced prices sharply as they liquidated excess winter inventory, which we did not need to do. Despite the revenue performance, we realized improvements in fill rates, Internet traffic and profitability."
"As we have previously outlined, retail store expansion is a critical component of our growth strategy," Millner said. "So far this year, we have opened two next-generation stores located in Wichita, Kansas, and Tulalip, Washington. I personally attended both openings and am delighted to report that both stores have exceeded our expectations. The success of our next-generation stores validates our strategy to accelerate retail expansion."
"We also continued our focus on managing operating expenses," Millner said. "This is the second consecutive quarter operating expenses have grown at a slower rate than revenue. We continue to focus on getting the maximum benefit out of every operating expense dollar and will continue to tightly manage expenses for the remainder of the year. For the full year, we expect operating expense growth to be less than revenue growth."
"As a result of strong revenue growth, higher merchandise margin and a focus on expense management, we realized significant increases in Retail and Direct contribution margin," Millner said. "For the quarter, Retail segment operating margin expanded for the twelfth consecutive quarter increasing 120 basis points to 12.8%. Direct segment operating margin expanded for the sixth consecutive quarter, increasing 70 basis points to 18.0%. Margins in both of our merchandising segments are new first quarter records."
"These strong results led to further increases in after-tax return on invested capital, which increased 100 basis points," Millner said. "This important measure reflects continuing effort on balance sheet management and increasing profitability. With our focus on continuous improvement throughout the enterprise, we remain confident in our ability to further increase return on invested capital."
The Cabela's CLUB® Visa program also posted record results in the quarter. For the quarter, net charge-offs decreased 74 basis points to 2.00% compared to 2.74% in the prior year quarter. This is the lowest level of net charge-offs in more than four years. Primarily due to higher interest and fee income and reduced interest expense, Financial Services revenue increased 15.3% in the quarter to $83.5 million. For the quarter, the allowance for loan losses was reduced by $6.3 million compared to an $8.1 million reduction in the first quarter last year.

"We are extremely pleased with the progress on our strategic initiatives and our increasing profitability," Millner said. "It is clear our strategies are working, and our retail stores are achieving superior results. Accordingly, we continue to expect strong full year 2012 results with a meaningful portion of our first quarter over performance carrying through to our full year bottom line results."

Conference Call Information

A conference call to discuss first quarter fiscal 2012 operating results is scheduled for today (Thursday, April 26, 2012) at 11:00 a.m. Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela's website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela's Incorporated

Cabela's Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world's largest direct marketer, of hunting, fishing, camping and related outdoor merchandise. Since the Company's founding in 1961, Cabela's® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World's Foremost Outfitter®. Through Cabela's growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela's also issues the Cabela's CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela's stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company's beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements include, but are not limited to, the Company's statements regarding merchandise margin continuing to generate positive improvements through the remainder of 2012 and beyond, operating expense growth being less than revenue growth for the full year, the Company's ability to further increase return on invested capital, and strong full year 2012 results with a meaningful portion of the Company's first quarter over performance carrying through to its full year results. Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company's ability to successfully execute its multi-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company's products, including increases in fuel prices; the availability of the Company's products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company's systems, processes, or controls, caused by system changes or other factors; increased government regulations, including regulations relating to firearms and ammunition; the Company's ability to protect its brand, intellectual property, and reputation; the outcome of litigation, administrative, and/or regulatory matters (including a Commissioner's charge the Company received from the Chair of the U. S. Equal Employment Opportunity Commission in January 2011); the Company's ability to manage credit, liquidity, interest rate, operational, legal, and compliance risks; the Company's ability to increase credit card receivables while managing credit quality; the Company's ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; and other risks, relevant factors and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended December 31, 2011), which filings are available at the Company's website at www.cabelas.com and the SEC's website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company's forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended
	March 31, 2012	April 2, 2011
Revenue:
Merchandise sales	$535,277	$509,110
Financial Services revenue	83,455	72,371
Other revenue	4,772	5,230
Total revenue	623,504	586,711

Cost of revenue:
Merchandise costs (exclusive of depreciation and amortization)	350,720	341,210
Cost of other revenue	39	—
Total cost of revenue (exclusive of depreciation and amortization)	350,759	341,210
Selling, distribution, and administrative expenses	226,169	214,614
Operating income	46,576	30,887

Interest expense, net	(4,504)	(6,022)
Other non-operating income, net	1,401	1,964
Income before provision for income taxes	43,473	26,829
Provision for income taxes	14,647	9,044

Net income	$28,826	$17,785

Earnings per basic share	$0.42	$0.26
Earnings per diluted share	$0.40	$0.25

Basic weighted average shares outstanding	69,454,225	68,777,882
Diluted weighted average shares outstanding	71,287,155	71,343,669

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

ASSETS	March 31, 2012	December 31, 2011	April 2, 2011
CURRENT
Cash and cash equivalents	$157,216	$304,679	$168,326
Restricted cash of the Trust	18,499	18,296	15,887
Accounts receivable, net	21,974	47,127	28,162
Credit card loans (includes restricted credit card loans of the Trust of $2,955,274, $3,142,151, and $2,599,535), net of allowance for loan losses of $67,050, $73,350, and $82,800	2,908,411	3,094,163	2,534,243
Inventories	539,410	494,828	562,785
Prepaid expenses and other current assets	142,270	146,479	124,373
Income taxes receivable and deferred income taxes	43,791	5,709	784
Total current assets	3,831,571	4,111,281	3,434,560
Property and equipment, net	894,946	866,899	837,136
Land held for sale or development	38,415	38,393	21,897
Economic development bonds	88,715	86,563	103,063
Deferred income taxes	—	—	11,838
Other assets	27,754	30,635	24,356
Total assets	$4,881,401	$5,133,771	$4,432,850

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Accounts payable, including unpresented checks of $14,599, $19,124, and $14,823	$257,051	$266,793	$203,017
Gift instruments, and credit card and loyalty rewards programs	214,314	227,414	191,767
Accrued expenses	95,814	143,695	90,337
Time deposits	173,233	88,401	171,981
Current maturities of secured variable funding obligations of the Trust	190,000	460,000	—
Current maturities of secured long-term obligations of the Trust	—	425,000	1,123,400
Current maturities of long-term debt	8,391	8,387	8,376
Total current liabilities	938,803	1,619,690	1,788,878
Long-term time deposits	844,992	893,912	610,409
Secured long-term obligations of the Trust, less current maturities	1,402,500	977,500	467,500
Long-term debt, less current maturities	331,852	336,535	402,477
Deferred income taxes	30,069	26,367	—
Other long-term liabilities	97,692	98,451	107,562

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value; Authorized - 10,000,000 shares; Issued - none	—	—	—
Common Stock, $0.01 par value; Authorized - 245,000,000 shares;
Issued - 70,354,968, 69,641,818, and 69,101,927 shares;
Outstanding - 70,354,968, 68,840,883, and 69,101,927 shares	703	696	691
Additional paid-in capital	338,420	334,925	320,639
Retained earnings	891,740	862,914	738,079
Accumulated other comprehensive income (loss)	4,630	2,731	(3,385)
Treasury stock, at cost	—	(19,950)	—
Total stockholders' equity	1,235,493	1,181,316	1,056,024
Total liabilities and stockholders' equity	$4,881,401	$5,133,771	$4,432,850

CABELA'S INCORPORATED AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended
	March 31, 2012	April 2, 2011
	(Dollars in Thousands)
Revenue:
Retail	$345,331	$301,836
Direct	190,195	207,451
Financial Services	83,455	72,371
Other	4,523	5,053
Total revenue	$623,504	$586,711

Operating Income (Loss):
Retail	$44,227	$34,888
Direct	34,174	35,982
Financial Services	29,002	13,967
Other	(60,827)	(53,950)
Total operating income	$46,576	$30,887

As a Percentage of Total Revenue:
Retail revenue	55.4%	51.4%
Direct revenue	30.5	35.4
Financial Services revenue	13.4	12.3
Other revenue	0.7	0.9
Total revenue	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	12.8%	11.6%
Direct operating income	18.0	17.3
Financial Services operating income	34.8	19.3
Total operating income as a percentage of total revenue	7.5	5.3

CABELA'S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES SEGMENT REVENUE
(Unaudited)

Financial Services revenue consists of activity from the Company's credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of Financial Services revenue for the periods presented below.

	Three Months Ended
	March 31, 2012	April 2, 2011
	(In Thousands)

Interest and fee income	$73,108	$68,402
Interest expense	(13,891)	(17,292)
Provision for loan losses	(6,646)	(7,674)
Net interest income, net of provision for loan losses	52,571	43,436
Non-interest income:
Interchange income	68,427	58,673
Other non-interest income	4,039	3,046
Total non-interest income	72,466	61,719
Less: Customer rewards costs	(41,582)	(32,784)

Financial Services revenue	$83,455	$72,371

The following table sets forth the components of Financial Services revenue as a percentage of average total credit card loans for the periods presented below.

	Three Months Ended
	March 31, 2012	April 2, 2011

Interest and fee income	10.0%	10.4%
Interest expense	(2.0)	(2.6)
Provision for loan losses	(0.8)	(1.2)
Interchange income	9.2	8.9
Other non-interest income	0.4	0.5
Customer rewards costs	(5.6)	(5.0)
Financial Services revenue	11.2%	11.0%

CABELA'S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

Key statistics reflecting the performance of the Financial Services business are shown in the following charts:

	Three Months Ended
	March 31, 2012	April 2, 2011	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of credit card loans (1)	$2,967,556	$2,630,001	$337,555	12.8%
Average number of active credit card accounts	1,482,452	1,377,200	105,252	7.6

Average balance per active credit card account (1)	$2,002	$1,910	$92	4.8

Net charge-offs on credit card loans (1)	$14,846	$18,035	$(3,189)	(17.7)
Net charge-offs as a percentage of average credit card loans (1)	2.00%	2.74%	(0.74)%
(1) Includes accrued interest and fees